EX-99.h.1.viii

MERCER

October 4, 2023

State Street Bank and Trust Company

1 Iron Street

Boston, Massachusetts 02210

Attention: Steven N. Duncan, Senior Vice President

with a copy to:

State Street Bank and Trust Company

Legal Division — Institutional Services Americas

One Congress

Boston, MA 02114

Attention: Senior Vice President and Senior Managing Counsel

Re: MERCER FUNDS (formerly known as MGI Funds) (the “Fund”)

Ladies and Gentlemen:

Please be advised that the undersigned Fund has been incorporated and registered as a management investment company under the Investment Company Act of 1940, as amended, consisting of separate series (the “Series”).

In accordance with the Administration Agreement dated as of August 12, 2005, as amended, modified, or supplemented from time to time (the “Agreement”), by and between the Fund, on behalf of the Series, and State Street Bank and Trust Company(as successor by merger with Investor Bank & Trust Company) (“State Street”), the undersigned Fund hereby requests that State Street act as Administrator for a new Series, Mercer Short Duration Fixed Income Fund, under the terms of the Agreement, and that Annex 1 to Schedule B1 and Annex 1 to Schedule B6 to the Agreement are hereby deleted in their entirety and replaced as set forth on Exhibit A attached hereto. In connection with such request, the undersigned Fund hereby confirms, as of the date hereof, its representations and warranties set forth in the Agreement.

Please indicate your acceptance of the foregoing by executing this letter agreement and returning a copy to the Fund.

Sincerely,

MERCER FUNDS
on behalf of: Mercer Short Duration Fixed Income Fund

By:	/s/ Jeffrey Coleman
Name:	Jeffrey Coleman
Title: Vice President, Treasurer & Chief Financial Officer, Duly Authorized

Information Classification: Limited Access

Agreed and Accepted:

STATE STREET BANK AND TRUST COMPANY

By:	/s/ James Hill
Name:	James Hill
Title:	Managing Director, Duly Authorized

Effective Date: October 4, 2023

Information Classification: Limited Access

EXHIBIT A

ANNEX 1 TO SCHEDULE B1

MERCER FUNDS

Mercer Global Low Volatility Equity Fund
Mercer Emerging Markets Equity Fund
Mercer US Small/Mid Cap Equity Fund
Mercer Non-US Core Equity Fund
Mercer Opportunistic Fixed Income Fund
Mercer US Large Cap Equity Fund
Mercer Core Fixed Income Fund
Mercer Short Duration Fixed Income Fund

Information Classification: Limited Access

ANNEX 1 TO SCHEDULE B6

MERCER FUNDS

Liquidity Risk Measurement Services	FREQUENCY
MERCER FUNDS	Daily

MERCER US LARGE CAP EQUITY FUND

MERCER US SMALL/MID CAP EQUITY FUND

MERCER CORE FIXED INCOME FUND

MERCER NON-US CORE EQUITY FUND

MERCER EMERGING MARKETS EQUITY FUND

MERCER GLOBAL LOW VOLATILITY EQUITY FUND

MERCER OPPORTUNISTIC FIXED INCOME FUND

MERCER SHORT DURATION FIXED INCOME FUND

Form N-PORT Services and Quarterly Portfolio of Investments Services	Service Type:
MERCER FUNDS	Standard N-PORT Reporting Solution (Data and Filing) and Quarterly Portfolio of Investments Services
MERCER US LARGE CAP EQUITY FUND	Standard
MERCER US SMALL/MID CAP EQUITY FUND
MERCER CORE FIXED INCOME FUND
MERCER NON-US CORE EQUITY FUND
MERCER EMERGING MARKETS EQUITY FUND
MERCER GLOBAL LOW VOLATILITY EQUITY FUND
MERCER OPPORTUNISTIC FIXED INCOME FUND
MERCER SHORT DURATION FIXED INCOME FUND

Form N-CEN Services
MERCER FUNDS

Information Classification: Limited Access